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                                                                      EXHIBIT 23



                     CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of ICF Kaiser International, Inc. (the Company) on Forms S-8 [Registration
Nos. 33-42677 (Non-employee Directors Stock Option Plan), 33-42678 (Stock Incentive Plan), 33-51460 (Section 401(k) Plan), and 33-51812 (Employee Stock Purchase Plan)] of our report dated April 22, 1994, on our audits of the consolidated financial statements and financial statement schedules of ICF Kaiser International, Inc. as of February 28, 1994 and February 28, 1993, and for the three years ended February 28, 1994, which report is included in the Company's Annual Report on Form 10-K.



                                                               Coopers & Lybrand



Washington, D.C.
May 20, 1994